EXHIBIT 24.1

                            FORM OF POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a Director of Exelon Corporation, a Pennsylvania corporation, does hereby constitute and appoint Corbin A. McNeill, Jr. and John W. Rowe and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement under the Securities Act of 1933 relating to the registration of shares of common stock, no par value, of Exelon Corporation for issuance under the Exelon Corporation Employee Stock Purchase Plan and any and all amendments (including post-effective amendments) or supplements to such registration statement and any registration statement relating to any offering made pursuant to such registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of May, 2001.



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